                                                                      EXHIBIT 11

                  **NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601
               OF REGULATION S-K, A SCHEDULE OF DETAILS OF VARIOUS
      AMENDMENTS TO LOAN AND PLEDGE AGREEMENTS DIRECTLY FOLLOWS THIS FORM**

                                    AMENDMENT
                                       TO
                            LOAN AND PLEDGE AGREEMENT

               THIS AMENDMENT TO THE LOAN AND PLEDGE AGREEMENT (this "AMENDMENT") is made as of April 12, 2001, by and between World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), and the Lender set forth on Schedule A hereto (the "LENDER").


                                R E C I T A L S:


               WHEREAS, in connection with a loan or loans to the Company pursuant to the Loan and Pledge Agreement or Agreements by and between the Company and the Lender, as amended and as set forth on Schedule A hereto (the "LOAN AGREEMENT"), the Company issued the Senior Secured Promissory Note or Notes as set forth on Schedule A hereto in favor of the Lender (the "NOTE"); and


               WHEREAS, the Company and the Lender have decided to extend the Maturity Date under the Loan Agreement and the Note.


               NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


               1. Maturity Date. Section 1.3 of the Loan Agreement shall be amended and restated as follows:


                      "1.3.    REPAYMENT.  The outstanding principal and
        interest is payable on November 30, 2001, at which time all of the outstanding and unpaid principal and interest shall be immediately due and payable (the "MATURITY DATE"). All payments of principal and interest shall be made in U.S. Dollars."

               2. Sale of Certain Assets. Section 3.5 of the Loan Agreement shall be amended and restated as follows:

                      "3.5     NO OTHER LIENS; NO SALES OR TRANSFERS. The
        Company hereby represents and warrants that it has good and valid title to all of the Pledged Assets, free and clear of all liens, security interests and other encumbrances (other than liens and security interests in favor of Participating Creditors as defined in the Intercreditor Agreement dated as of December 6, 2000, by and among Interprise Technology Partners, L.P., Drax Holdings, LP, Viscaya Investments, Inc., DC Investment Partners Exchange Fund, L.P., Fred Drasner and Martin and Ruth Krall, the Company and any other Joining Participating Creditors as defined therein), and the Company hereby covenants that, until such time as all of the outstanding principal of and interest on the Lender Note has been repaid, the Company shall not
        (i) create, incur, assure or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Assets or the Company's rights or a holder thereof, other than pursuant to this Agreement or under substantially similar terms as those set forth in this agreement, or (ii) sell or otherwise transfer any Pledged Assets or any interest therein, other than in the ordinary course of the Company's business or, in the case of a sale or transfer of Pledged Assets or any interest therein to a party unaffiliated with the Company, upon written direction of the board of directors of the Company and with the prior written consent of Interprise Technology Partners, L.P."

               3. Lender Warrant. The Company shall issue to the Lender a warrant dated the date hereof, in the form attached hereto as Exhibit B.


               4.     Miscellaneous.  Sections 7.1 through 7.3 and 7.5 through
7.8 of the Loan Agreement are hereby incorporated by reference.

               5. Non-Modification. Except to the extent amended and modified hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain unmodified and enforceable.


               IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

                                            WORLD COMMERCE ONLINE, INC.,
                                             as Borrower

                                            By:  /s/ MARK E. PATTEN
                                               -------------------------------
                                               Name: Mark E. Patten
                                               Title: Chief Financial Officer
                                                      and Corporate Secretary

                                            LENDER

                                            By:  /s/ J.C. CAMPUZANO
                                               -------------------------------
                                               Name: J.C. Campuzano
                                               Title: Principal

                      SCHEDULE A: LENDER, LOAN AGREEMENT AND NOTE TABLE

-----------------------------------------   --------------------------------   --------------
LENDER                                      DATE OF LOAN AGREEMENT AND NOTE    LOAN AMOUNT
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        August 14, 2000                    $5,000,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        October 2, 2000                    $1,000,000
-----------------------------------------   --------------------------------   --------------
Drax Holdings, L.P.                         October 5, 2000                    $500,000
-----------------------------------------   --------------------------------   --------------
Vizcaya Investments, Inc.                   October 12, 2000                   $1,000,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        November 9, 2000                   $500,000
-----------------------------------------   --------------------------------   --------------
DC Investment Partners Exchange Fund, L.P.  November 14, 2000                  $1,000,000
-----------------------------------------   --------------------------------   --------------
Martin and Ruth Krall                       November 24, 2000                  $250,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        December 5, 2000                   $500,000
-----------------------------------------   --------------------------------   --------------
Fred Drasner                                December 6, 2000                   $1,000,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        December 20, 2000                  $500,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        December 28, 2000                  $2,750,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        January 3, 2001                    $450,000
-----------------------------------------   --------------------------------   --------------
Marne Obernauer, Jr.                        January 3, 2001                    $500,000
-----------------------------------------   --------------------------------   --------------
Anthony Laver                               January 4, 2001                    $500,000
-----------------------------------------   --------------------------------   --------------
Kistler Associates                          January 16, 2001                   $250,000
-----------------------------------------   --------------------------------   --------------
Bank Morgan Stanley AG                      January 16, 2001                   $1,000,000
-----------------------------------------   --------------------------------   --------------
George W. Guthrie                           January 17, 2001                   $125,000
-----------------------------------------   --------------------------------   --------------
Theodore D. Gelman                          January 18, 2001                   $50,000
-----------------------------------------   --------------------------------   --------------
Stuart W. Cartner                           January 18, 2001                   $100,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        January 30, 2001                   $500,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        February 15, 2001                  $400,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        March 1, 2001                      $50,000
-----------------------------------------   --------------------------------   --------------
Miller Capital Management, Inc.             March 1, 2001                      $100,000
-----------------------------------------   --------------------------------   --------------
Priscilla Cooney                            March 1, 2001                      $50,000
-----------------------------------------   --------------------------------   --------------
A. Markman Peters                           March 15, 2001                     $100,000
-----------------------------------------   --------------------------------   --------------
James M. Read                               March 15, 2001                     $100,000
-----------------------------------------   --------------------------------   --------------
Gordon T. Williams                          March 15, 2001                     $50,000
-----------------------------------------   --------------------------------   --------------
Kevin P. Daly                               March 15, 2001                     $50,000
-----------------------------------------   --------------------------------   --------------
Miller Capital Management, Inc.             March 16, 2001                     $100,000
-----------------------------------------   --------------------------------   --------------
Kistler Associates                          March 19, 2001                     $50,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        March 30, 2001                     $150,000
-----------------------------------------   --------------------------------   --------------
David R. Parker                             March 30, 2001                     $150,000
-----------------------------------------   --------------------------------   --------------
Interprise Technology Partners, L.P.        April 6, 2001                      $15,000
-----------------------------------------   --------------------------------   --------------
Miller Capital Management, Inc.             April 10, 2001                     $500,000
-----------------------------------------   --------------------------------   --------------
Michael Dugan                               April 18, 2001                     $500,000
-----------------------------------------   --------------------------------   --------------

                     SCHEDULE OF AMENDMENTS TO LOAN AND PLEDGE AGREEMENTS

        The following schedule of details of various amendments to loan and pledge agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. A total of one (1) separate amendment has been made pursuant to amendments to loan and pledge agreements substantially identical in all material respects to this amendment made as of April 12, 2001, except with respect to the details provided in the table below.


---------------------------------------------------------------------
                               LENDER
---------------------------------------------------------------------
     David R. Parker
---------------------------------------------------------------------